UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

IOWA RENEWABLE ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 East 7th Street, P.O. Box 2, Washington, IA	52353
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 653-2890

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2010 Iowa Renewable Energy, LLC (“IRE”) and WMG Services LLC, a Massachusetts limited liability company (“WMG”) entered into a Management Services Agreement (the “Agreement”). The Agreement provides that WMG will provide certain facility administration services; accounting services; and marketing, sales, feedstock sourcing and logistic services for IRE in exchange for a monthly asset utilization fee and a monthly performance fee. The Agreement shall commence upon the earlier of: July 13, 2010; or immediately upon the date of termination of IRE’s current Management and Operational Services Agreement (the “Effective Date). The Agreement shall continue for a term of twenty-four (24) months from the Effective Date. Thereafter, the Agreement shall automatically renew for additional successive terms of twelve (12) months, unless either party gives ninety (90) days notice of its desire not to renew. The Agreement may also be terminated for a failure to cure a material breach of the Agreement thirty (30) days after receipt of notice of the breach, or for a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

February 4, 2010	/s/ Michael Bohannan

Date	Michael Bohannan, Chairman and President

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